SECOND AMENDMENT TO RIGHTS AGREEMENT

                    SECOND AMENDMENT, dated as of September   ,
          1997, to the Rights Agreement, dated as of March 31, 1989, as amended as of July 14, 1997 (the "Rights Agreement"), between Savannah Foods & Industries, Inc., a Delaware corporation (the "Company"), and Wachovia Bank, N.A., as successor Rights Agent (the "Rights Agent") to Citizens and Southern Trust Company (Georgia), N.A.

                    WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein);

                    WHEREAS, Section 26 of the Rights Agreement provides as follows:

                    "Section 26.  Supplements and Amendments.
               Prior to the Final Amendment Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Final Amendment Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall at any time and from time to time, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder (which shortening or lengthening, following the first occurrence of an event set forth in clause (A) and (B) of the first proviso of Section 23(a) hereof, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors), or
               (d) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person); provided, however, that this Agreement may not be supplemented or amended to lengthen [sic], pursuant to clause (c) of this sentence, (i) whether before or after the Final Amendment Date, to lengthen a time period relating to when the Rights may be redeemed or to modify the ability (or inability) of the Continuing Directors to redeem the Rights, in either case at such time as the Rights are not then redeemable or (ii) after the Final Amendment Date, to lengthen, pursuant to clause (c) of this sentence, any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of or the benefits to the holders of Rights (other than an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of Units for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock."; and

                    WHEREAS, all acts and things necessary to constitute this Second Amendment a valid agreement according to its terms, have been done and performed, and the execution and signing by the Company and the Rights Agent of this Second Amendment have in each and all respects been duly authorized by the Company and the Rights Agent;

                    NOW, THEREFORE, in consideration of the
          premises and agreements set forth in this Second
          Amendment, the parties hereby agree as follows:

                    1.   Section 1(u) of the Rights Agreement is
          amended to read in its entirety as follows:

                    "(U) 'Exempt Person' shall mean (i) the
               Company, (ii) any Subsidiary of the Company,
               (iii) any employee benefit plan of the Company or of any subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (v) Imperial Holly Corporation, a Texas corporation ("Imperial Holly"), and IHK Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Imperial Holly ("IHK"), if Imperial Holly or IHK would otherwise become an Acquiring Person as a result of (A) the approval, execution or delivery of the Agreement and Plan of Merger to
               be dated as of September   , 1997, among
               Imperial Holly, IHK and the Company (the
               "Merger Agreement") or (B) consummation of the transactions contemplated thereby."

                    2.   Section 34 is amended to read in its
          entirety as follows:

                    "Section 34.  Merger with Imperial Holly.
               Notwithstanding any provision herein to the contrary, neither (a) the approval, execution or delivery of the Merger Agreement nor (b) the consummation of the transactions contemplated thereby, will cause a Stock Acquisition Date or a Distribution Date to occur or cause an event set forth in Sections 7, 11 or 13 hereof to occur."

                    3. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights
          Agreement as amended hereby.

                    4.   This Second Amendment shall be effective
          as of September   , 1997 and, except as set forth herein,
          the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                    5. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                    IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        SAVANNAH FOODS &
                                          INDUSTRIES, INC.

                                        By ________________________
                                           Name:
                                           Title:

          Attest:

          By ________________________
             Name:
             Title:

                                        WACHOVIA BANK, N.A.

                                        By ________________________
                                           Name:
                                           Title:

          Attest:

          By ________________________
             Name:
             Title: